                                                                    EXHIBIT 99.1


              CINGULAR WIRELESS POSTS STRONG FOURTH-QUARTER GROWTH:
            1.8 MILLION PRO FORMA NET SUBSCRIBER ADDITIONS, IMPROVED
              CHURN, SOLID PROGRESS IN KEY INTEGRATION INITIATIVES

               o    MORE THAN 49.1 MILLION CELLULAR/PCS SUBSCRIBERS AT YEAR'S
                    END

               o NET SUBSCRIBER ADDITIONS OF NEARLY 1.8 MILLION PRO FORMA - MORE THAN DOUBLE PRO FORMA NET SUBSCRIBER ADDITIONS IN PRECEDING QUARTER AND YEAR-AGO FOURTH QUARTER

               o    RECORD PRO FORMA GROSS SUBSCRIBER ADDITIONS OF 5.7 MILLION

               o    PRO FORMA MONTHLY SUBSCRIBER CHURN OF 2.6 PERCENT

               o SOLID PROGRESS IN GSM CONVERSION, WITH 79 PERCENT OF MINUTES NOW ON CINGULAR'S GSM NETWORK

               o    INTEGRATION INITIATIVES ON OR AHEAD OF SCHEDULE


         ATLANTA, Jan. 24, 2005 - Cingular Wireless, the nation's largest wireless provider, today reported fourth-quarter results driven by robust subscriber growth, lower subscriber churn versus the past several quarters, and solid progress in key integration initiatives following its acquisition of AT&T Wireless.

         Cingular, which is owned by SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), completed its acquisition of AT&T Wireless on Oct. 26, 2004, creating a wireless provider that now owns spectrum licenses covering a total population of 290 million and currently serves all of the nation's top 100 metropolitan areas.

         In its first quarter of combined operations, the new Cingular delivered a net increase in subscribers of nearly 1.8 million on a pro forma basis, which incorporates results from AT&T Wireless for the first 25 days of October, includes net additions from other acquired properties and excludes results from markets that Cingular has agreed to divest. This increase was more than double Cingular's pro forma net subscriber additions in both the preceding quarter (808,000) and the year-ago fourth quarter (736,000). It was Cingular's highest net-add quarter ever, when historical results of Cingular and AT&T Wireless are combined. Not counting net customer additions of AT&T Wireless for the first 25 days of the quarter and other pro forma adjustments for dispositions and other acquisitions, reported net customer additions were 1.7 million.

         Cingular ended 2004 with 49.1 million total subscribers.

         Cingular's gross customer additions in the fourth quarter totaled 5.7 million on a pro forma basis, the highest quarter ever when historical results of the two companies are combined, and average monthly pro forma subscriber churn declined significantly versus pro forma results for the third quarter of 2004 and the fourth quarter of 2003.

         "The merger is working, and it is everything we had hoped it would be. The new Cingular is off to a very strong start," said Stan Sigman, President and chief executive officer of Cingular Wireless. "We developed a thorough, disciplined integration plan to follow through on our acquisition of AT&T Wireless. Our execution of that plan has been crisp, with all initiatives on or ahead of schedule. And customers have responded very positively, choosing Cingular - and choosing to stay with Cingular - in record numbers.

         "In addition to outstanding volumes, I am particularly pleased that we have moved churn in the right direction right out of the gate," Sigman said. "And I am very confident in our ability to deliver continued solid progress in both churn and margins as we move forward.

         "Our goal at Cingular is to be the best wireless provider in the business," Sigman continued. "To that end, we have developed focused plans to further expand and advance our network, enhance customer service and strengthen distribution - while delivering substantial operational cost synergies. We will execute with intensity in all of these areas in 2005, with the clear expectation of delivering steady progress to reach industry-leading metrics by 2007."


DETAILED CUSTOMER METRICS, GSM PROGRESS

         In addition to robust subscriber growth, during the fourth quarter, Cingular achieved solid progress in three additional key focus areas: growing its GSM customer base, retaining former AT&T Wireless subscribers by transitioning them to new Cingular plans, and reducing churn.

         At year's end, more than 65 percent of Cingular's subscriber base was GSM-equipped, up from a pro forma 57 percent at the end of the third quarter of 2004. More than 8 percent of Cingular's customer base upgraded handsets during the quarter - almost entirely onto GSM.

         Cingular operates the nation's largest digital voice and data network, and 79 percent of Cingular's total combined minutes are now carried on its GSM network. GSM is the world's most widely used wireless technology. Through roaming alliances with other GSM-based providers around the world, Cingular provides the largest global presence of any U.S. wireless carrier, with coverage in more than 170 countries.

         Also during the final two months of the quarter, Cingular converted more than 1 million AT&T Wireless subscribers to new Cingular postpaid plans, as subscribers responded positively to Cingular's broad network coverage and attractive features.

         Cingular's progress in growing its GSM base and its network improvements contributed to significantly improved churn levels. Pro forma average monthly churn improved to 2.6 percent - 60 basis points lower than pro forma churn for the third quarter of 2004.

         In addition, starting in the first quarter of 2005, Cingular will adopt a new calculation for reseller churn that is more consistent with some of its major competitors. Cingular currently includes reseller disconnects in its churn calculation. In the future, Cingular will base its calculations on total reseller net additions or reductions, in line with industry peers. If this methodology had been in place in the fourth quarter, Cingular's pro forma churn would have been 2.4 percent overall.


FINANCIAL RESULTS

         Cingular's fourth-quarter financial results reflect strong subscriber growth and merger-related expenses.

         In accordance with purchase accounting rules, Cingular's reported results for the quarter ended Dec. 31, 2004, are composed of Cingular stand-alone results for the first 25 days of the quarter, prior to the transaction's close, plus combined Cingular and AT&T Wireless results for the remainder of the quarter.

         To provide comparability with previous quarters, Cingular also is furnishing revenue comparisons based on pro forma results, which include acquired properties and exclude divested properties from all periods.

         o In the fourth quarter, Cingular's reported revenues were $7.1 billion. Pro forma revenues, which incorporate results from AT&T Wireless and other acquired properties for the first 25 days of October and exclude results from divested operations and operations to be divested, totaled $8.1 billion, up 1.8 percent from the fourth quarter pro forma revenue of 2003.

         o Reported average revenue per user (ARPU) in the fourth quarter was $49.22. Pro forma ARPU was $49.67, down 5.8 percent versus pro forma results in the year-earlier fourth quarter. ARPU was adversely impacted primarily by the transition of customers to lower-priced GSM plans and the continued popularity of FamilyTalk(R).

         o ARPU from data services continued its strong growth in the fourth quarter, increasing to $2.89 on a reported basis compared with $1.75 for standalone Cingular in the third quarter of this year. This 65-percent growth was driven by the popularity of text messaging, mobile instant messaging, mobile e-mail, downloadable ringtones, games and photo messaging. Cingular delivered more than 3.8 billion text messages during the quarter.

         o Cingular's reported fourth-quarter operating expenses totaled $7.3 billion, and its reported OIBDA service margin was 19.3 percent. (OIBDA margin is operating income (loss) before depreciation and amortization divided by total service revenues.)

         o Direct merger integration costs increased Cingular's operating expenses by $245 million in the fourth quarter. Normalized to exclude these integration costs, Cingular's fourth-quarter OIBDA service margin was 23.2 percent. Purchase and other accounting impacts added an additional $171 million to Cingular's fourth-quarter operating expenses. This $171 million impact included $415 million for amortization of intangible assets, partially offset by reduced depreciation, primarily from lower network asset valuations.

         o Fourth-quarter expenses and margins also reflect increased operating costs from higher levels of gross customer additions, progress in customer conversions to new Cingular GSM contracts, and a range of customer service and marketing initiatives. Expected synergies from the merger of Cingular Wireless and AT&T Wireless operations are on plan; however, they are not expected to significantly reduce operating expense until later in 2005.


MAJOR INITIATIVES

         As it drove strong subscriber growth, Cingular also took important steps in strategic areas that are key to future success:

         o BUSINESS MARKETS GROUP. In the fourth quarter, Cingular created a new Business Markets Group to give business customers access to sales and support professionals focused solely on their specialized needs. During the quarter, Cingular closed sales with more than 300 high-end business and government customers. Cingular Wireless serves 95 of the Fortune 100 companies, and counts more than 80 percent of the Fortune 500 and more than 1,200 federal, state and local government agencies as customers. Cingular was named the "front runner" in the wireless business-to-business marketplace in Forrester Research, Inc.'s January 2005 "U S
                  2.5 And 3G Business Services" report.

         o NETWORK EXPANSION. Following the acquisition's close, Cingular moved quickly to improve coverage and strengthen network quality in selected areas. In the fourth quarter, Cingular completed network enhancement programs in several states, adding more than 1,000 cell sites. In addition, Cingular began a major expansion of its California and Nevada network, which it expects to complete in 2006.

         o UMTS 3G DEPLOYMENT. Cingular also is moving forward with plans to deploy UMTS (Universal Mobile Telecommunications System) 3G network technology with HSDPA (High-Speed Downlink Packet Access) concurrent with its AT&T Wireless network integration over the next two years. UMTS with HSDPA provides superior speeds for data and video services, and it delivers outstanding operating efficiencies, using the same spectrum and infrastructure for voice and data on an IP-based platform. Earlier this month, Cingular and Lucent Technologies announced that the two companies have successfully completed the first HSDPA data calls on the third-generation (3G) UMTS trial network deployed by the two companies in the Atlanta market.


OUTLOOK

         Cingular expects further progress in key network and integration initiatives, which will drive steady improvement in metrics. In 2005, Cingular expects:

         o        Positive total revenue growth versus 2004 pro forma results.

         o 2005 OIBDA margins before one-time integration costs will continue to improve, increasing as synergies are realized and churn is reduced.

         o Total capital expenditures in the $6.8 billion to $7.2 billion range as Cingular expands network coverage, builds out the California/Nevada network and deploys UMTS. Cingular expects to return to a capital expenditure run rate in the mid teens as a percent of total revenue starting in 2007.


ABOUT CINGULAR WIRELESS

Cingular Wireless is the largest wireless carrier in the United States, serving more than 49 million customers. Cingular, a joint venture between SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation - the ALLOVER(SM) network - and the largest mobile-to-mobile community of any national wireless carrier. Cingular is the only U.S. wireless carrier to offer Rollover(SM), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com. Get Cingular Wireless press releases e-mailed to you automatically. Sign up at http://www.cingular.com/newsroom.


FOURTH-QUARTER CONFERENCE CALLS

BellSouth's fourth-quarter earnings conference call, during which Cingular's earnings results will be discussed, will be held at 10 a.m. Eastern time on Jan. 25, 2005 and can be accessed at http://www.bellsouth.com/investor/.

SBC will host its fourth quarter earnings conference call, during which Cingular's earnings results will be discussed, on Jan. 26, 2005. It will be broadcast live via the Internet at 10 a.m. Eastern time at http://www.sbc.com/investor_relations.


FORWARD-LOOKING INFORMATION

         In addition to historical information, this document and the conference calls referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

         - the pervasive and intensifying competition in all markets where Cingular operates;

         - failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

         - problems associated with the transition of Cingular's network to Higher-speed technologies;

         - slow growth of Cingular's data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

         - sluggish economic and employment conditions in the markets Cingular serves;

         - the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

         - enactment of additional state and federal laws, regulations and requirements pertaining to Cingular's operations; and

         - the outcome of pending or threatened complaints and litigation.

         Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.


CONTACTS:

INVESTOR RELATIONS:
Kent Evans
404-236-6203
kent.evans@cingular.com

Jeff Cannon
404-236-5486
jeffrey.cannon@cingular.com

Tim Schneider
404-236-5625
tim.schneider@cingular.com

MEDIA RELATIONS:
Clay Owen
404-236-6153 (office)
404-538-0124 (wireless)
clay.owen@cingular.com

ATTACHMENT - FINANCIAL INFORMATION

OIBDA

OIBDA is defined as operating income (loss) before depreciation and amortization. Although we have used substantively similar measures in the past, we now use the term OIBDA to describe the measure we use as it more clearly reflects the elements of the measure. OIBDA margin is calculated as OIBDA divided by services revenue. These are non-GAAP financial measures. They differ from operating income (loss), as calculated in accordance with GAAP, in that they exclude depreciation and amortization. They differ from net income (loss), as calculated in accordance with GAAP, in that they exclude, as presented in our Consolidated Statement of Income: (i) depreciation and amortization, (ii) interest expense, (iii) minority interest expense, (iv) equity in net income
(loss) of affiliates, (v) other, net, and (vi) provision (benefit) for income taxes. We believe these measures are relevant and useful information to our investors as they are an integral part of our internal management reporting and planning processes and are important metrics our management uses to evaluate the operating performance of our consolidated operations. They are used by management as a measurement of our success in acquiring, retaining, and servicing customers because we believe these measures reflect our ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing our performance with that of many of our competitors. The components of OIBDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Lastly, we use this measure for planning purposes and in presentations to our board of directors, and we use multiples of this current or projected measure in our discounted cash flow models to determine the value of our licensing costs and our overall enterprise valuation.

OIBDA excludes other, net, minority interest expense and equity in net income
(loss) of affiliates, as these do not reflect the operating results of our subscriber base and our national footprint that we utilize to obtain and service our subscribers. Equity in net income (loss) of affiliates represents our proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. As we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. Although excluded, equity in net income (loss) of affiliates may include results that are material to our overall net income (loss). We may record impairment charges in the future related to our investments if there are declines in the fair values of our investments, which we deem to be other than temporary. OIBDA also excludes interest expense and the provision (benefit) for income taxes. Excluding these items eliminates the expenses associated with our capitalization and tax structures. Finally, OIBDA excludes depreciation and amortization, in order to eliminate the impact of capital investments.

We believe OIBDA as a percentage of services revenue to be a more relevant measure of our operating margin than OIBDA as a percentage of total revenue. We generally subsidize a portion of our handset sales, all of which are recognized in the period in which we sell the handset. This results in a disproportionate impact on our margin in that period. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing services revenue that is generated by the subscriber. We also use services revenue to calculate margin to facilitate comparison, both internally and externally, with our competitors, as they calculate their margins using services revenue as well.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing these performance measures as we calculate them to similar performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation and amortization, interest, and tax expense, and equity in net income (loss) of affiliates that directly affect our net income or loss. Management compensates for these limitations by carefully analyzing how our competitors present performance measures that are similar in nature to OIBDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss) as calculated in accordance with GAAP. OIBDA and OIBDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. OIBDA and OIBDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.


Pro Forma Revenues and ARPU

Pro forma revenues and pro forma ARPU are used to provide more meaningful period to period comparisons of reported revenues and ARPU.

These unaudited pro forma measures incorporate AT&T Wireless' results for the first 25 days of October 2004 and the three months ended December 31, 2003. The measures also include results from other acquired properties, exclude results from divested operations, and reflect intercompany eliminations and other adjustments for such periods. For further detail regarding other pro forma combined historical financial information, see the information filed by Cingular on Form 8-K dated October 25, 2004, as amended on November 29, 2004.

The unaudited pro forma information is not intended to represent or be indicative of the results of Cingular that would have been reported had the merger and the above mentioned items been completed as of the dates presented, and should not be taken as representative of the future results of Cingular.

Financial Results and Reconciliations

CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)

                                                            QUARTER ENDED                             YEAR TO DATE
                                                            -------------                             ------------
                                               12/31/2004     12/31/2003    % CHANGE     12/31/2004      12/31/2003    % CHANGE
                                               ----------     ----------    --------     ----------      ----------    --------
Operating revenues:
  Service revenues                             $  6,276       $  3,534        77.6%       $ 17,473       $ 14,223        22.9%

  Equipment sales                                   806            378       113.2%          1,963          1,260        55.8%
     Total operating revenues                     7,082          3,912        81.0%         19,436         15,483        25.5%
Operating expenses:

  Cost of services                                1,676            938        78.7%          4,613          3,652        26.3%

  Cost of equipment sales                         1,247            578       115.7%          2,874          2,031        41.5%
  Selling, general and administrative             2,946          1,495        97.1%          7,347          5,422        35.5%
  Depreciation and amortization                   1,390            572       143.0%          3,079          2,089        47.4%
     Total operating expenses                     7,259          3,583       102.6%         17,913         13,194        35.8%

Operating income (loss)                            (177)           329       (153.8%)        1,523          2,289       (33.5%)

Interest expense                                    303            204        48.5%            900            856         5.1%

Minority interest expense                            (2)            17       (111.8%)           86            101       (14.9%)

Equity in net income (loss) of affiliates           (97)           (88)       10.2%           (390)          (323)       20.7%

Other income (expense), net                          11              4       175.0%             16             41       (61.0%)
Income (loss) before income tax and cum.
  effect of acctng. chg.                           (564)            24          NM             163          1,050       (84.5%)

Provision (benefit) for income taxes                (67)             8          NM             (63)            28       (325.0%)
Income (loss) before cumulative effect of
  accounting change                                (497)            16          NM             226          1,022       (77.9%)


SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                                    QUARTER ENDED                         YEAR TO DATE
                                                                    -------------                         ------------
                                                        12/31/2004   12/31/2003    % CHANGE   12/31/2004       12/31/2003  % CHANGE
                                                        ----------   ----------    --------   ----------       ----------  --------
OIBDA (1)                                              $  1,213      $    901          34.6%    $  4,602       $  4,378       5.1%
OIBDA margin (2)                                           19.3%         25.5%         -620 BP      26.3%          30.8%     -450 BP
Total Cellular/PCS Customers (3)                         49,109        24,027         104.4%      49,109         24,027     104.4%
Net Customer Additions - Cellular/PCS                     1,713           642         166.8%       3,352          2,116      58.4%
M&A Activity, Partitioned Customers and/or Other Adjs.   21,724            --                     21,730            (14)
Churn - Cellular/PCS (4)                                    2.6%          2.8%          -20 BP       2.7%           2.7%        0 BP
ARPU - Cellular/PCS (5)                                $  49.22      $  49.03           0.4%    $  49.30       $  51.32      (3.9%)
Minutes Of Use Per Cellular/PCS Subscriber                  526           475          10.7%         520            446      16.6%
Licensed POPs - Cellular/PCS (6)                            290           236                        290            236
Penetration - Cellular/PCS (7)                             17.2%         10.8%                      17.2%          10.8%


RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                               QUARTER ENDED                           YEAR TO DATE
                                                               -------------                           ------------
                                                   12/31/2004    12/31/2003   % CHANGE     12/31/2004    12/31/2003    % CHANGE
                                                   ----------    ----------   --------     ----------    ----------    --------
Income (loss) before cumulative effect of
accounting change                                     (497)           16          NM            226         1,022       (77.9%)
  Plus:  Interest expense                              303           204        48.5%           900           856         5.1%
  Plus:  Minority interest expense                      (2)           17       (111.8%)          86           101       (14.9%)
  Plus:  Equity in net loss of affiliates               97            88        10.2%           390           323        20.7%
  Plus:  Other, net                                    (11)           (4)      175.0%           (16)          (41)      (61.0%)
  Plus:  Provision (benefit) for income taxes          (67)            8          NM            (63)           28       (325.0%)
Operating income (loss)                               (177)          329       (153.8%)       1,523         2,289       (33.5%)
  Plus:  Depreciation and amortization               1,390           572       143.0%         3,079         2,089        47.4%
OIBDA (1)                                          $ 1,213       $   901        34.6%       $ 4,602       $ 4,378         5.1%

In an effort to be consistent with emerging industry practices, the income statement for all periods presented reflects billings to our customers for the Universal Service Fund (USF) and other regulatory fees as "Service revenues" and the related payments into the associated regulatory funds as "Cost of services" expenses. Operating income and net income for all periods have been unaffected.

Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income:
  (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
  (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.
2 OIBDA margin is defined as OIBDA divided by service revenues only.
3 Cellular/PCS customers include customers served through reseller agreements.
4 Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.
5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.
6 Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.
7 Penetration calculation for 4Q04 is based on licensed "operational" POP's of 286 million.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)


                                                                    QUARTER ENDED
  ARPU                                                    12/31/2004  12/31/2003    % CHANGE
  ----                                                    ----------  ----------    --------
SERVICE REVENUES                                           $ 6,276       $ 3,534       77.6%
LESS:  MOBITEX DATA REVENUES                                    36            58
                                                           -------      --------
SERVICE REVENUE USED TO CALCULATE ARPU                       6,240         3,476       79.5%
AVERAGE REVENUE PER USER PER MONTH (ARPU)                  $ 49.22       $ 49.03        0.4%
SERVICE REVENUE USED TO CALCULATE ARPU                       6,240         3,476       79.5%
ADD:   PRO FORMA ADJUSTMENTS
       AT&T WIRELESS                                         1,001         3,904
       OTHER ACQUISITIONS AND DISPOSITIONS                     (57)          (81)
       INTERCOMPANY AND OTHER                                  (61)         (150)
                                                           -------      --------
SERVICE REVENUE USED TO CALCULATE PRO FORMA ARPU *         $ 7,123       $ 7,149       -0.4%
                                                           =======       =======
AVERAGE REVENUE PER USER PER MONTH (ARPU) (PRO FORMA)      $ 49.67       $ 52.71       -5.8%


                                                                    QUARTER ENDED
                                                                    -------------
TOTAL OPERATING REVENUES                                  12/31/2004  12/31/2003    % CHANGE
                                                          ----------  ----------    --------
TOTAL OPERATING REVENUE (GAAP)                                $7,082      $3,912       81.0%
ADD:   PRO FORMA ADJUSTMENTS
       AT&T WIRELESS                                           1,092       4,215
       OTHER ACQUISITIONS AND DISPOSITIONS                      (62)        (65)
       INTERCOMPANY AND OTHER                                   (61)       (150)
                                                                ---        ----
TOTAL OPERATING REVENUE (PRO FORMA) *                         $8,051      $7,912        1.8%
                                                              ======      ======



* Pro forma revenues and pro forma ARPU are used to provide more meaningful period to period comparisons of reported revenues and ARPU. These unaudited pro forma measures incorporate AT&T Wireless' results for the first 25 days of October 2004 and the three months ended December 31, 2003. The measures also include results from other acquired properties, exclude results from divested operations, and reflect intercompany eliminations and other adjustments for such periods. For further detail regarding other pro forma combined historical financial information, see the information filed by Cingular on Form 8-K dated October 25, 2004, as amended on November 29, 2004. The unaudited pro forma information is not intended to represent or be indicative of the results of Cingular that would have been reported had the merger and the above mentioned items been completed as of the dates presented, and should not be taken as representative of the future results of Cingular.

CINGULAR WIRELESS LLC
Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, unaudited)


Quarter Ended December 31, 2004

                                                                               NORMALIZED ITEM
                                                                               ---------------
                                                                                INTEGRATION
                                                                      GAAP         COSTS (1)    NORMALIZED
                                                                      ----         ---------    ----------
Operating revenues:
  Service revenues                                                   $ 6,276       $     0       $ 6,276
  Equipment sales                                                        806            --           806
    Total operating revenues                                           7,082            --         7,082
Operating expenses:
  Cost of services                                                     1,676            (7)        1,669
  Cost of equipment sales                                              1,247            (3)        1,244
  Selling, general and administrative                                  2,946          (235)        2,711
  Depreciation and amortization                                        1,390            --         1,390
    Total operating expenses                                           7,259          (245)        7,014
Operating income (loss)                                                 (177)          245            68
Interest expense                                                         303            --           303
Minority interest expense                                                 (2)           --            (2)
Equity in net income (loss) of affiliates                                (97)           --           (97)
Other income (expense), net                                               11            --            11
Income (loss) before income tax and cum. effect of acctng. chg.         (564)          245          (319)
Provision (benefit) for income taxes                                     (67)           35           (32)
Income (loss) before cumulative effect of accounting change             (497)          210          (287)



Year to Date - December 31, 2004

                                                                                 NORMALIZED ITEM
                                                                                 ---------------
                                                                                   INTEGRATION
                                                                       GAAP          COSTS (1)    NORMALIZED
                                                                       ----          ---------    ----------
Operating revenues:
  Service revenues                                                   $ 17,473       $      0       $ 17,473
  Equipment sales                                                       1,963             --          1,963
    Total operating revenues                                           19,436             --         19,436
Operating expenses:
  Cost of services                                                      4,613             (8)         4,605
  Cost of equipment sales                                               2,874             (3)         2,871
  Selling, general and administrative                                   7,347           (277)         7,070
  Depreciation and amortization                                         3,079             --          3,079
    Total operating expenses                                           17,913           (288)        17,625
Operating income (loss)                                                 1,523            288          1,811
Interest expense                                                          900             --            900
Minority interest expense                                                  86             --             86
Equity in net income (loss) of affiliates                                (390)            --           (390)
Other income (expense), net                                                16             --             16
Income (loss) before income tax and cum. effect of acctng. chg.           163            288            451
Provision (benefit) for income taxes                                      (63)            35            (28)
Income (loss) before cumulative effect of accounting change               226            253            479


NOTES TO NORMALIZED FINANCIAL DATA

Our normalized earnings have been adjusted for the following:

(1) Tax-effected integration costs resulting from the Cingular acquisition of AT&T Wireless.

CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions
(unaudited)

                                                                           QUARTER ENDED                     YEAR TO DATE
                                                                12/31/2004 -------------          12/31/2004 ------------
                                                               (NORMALIZED) 12/31/2003  % CHANGE (NORMALIZED) 12/31/2003  % CHANGE
                                                                ----------  ----------  --------  ----------  ----------  --------
Operating revenues:
  Service revenues                                              $  6,276     $  3,534     77.6%    $ 17,473    $ 14,223      22.9%
  Equipment sales                                                    806          378    113.2%       1,963       1,260      55.8%
    Total operating revenues                                       7,082        3,912     81.0%      19,436      15,483      25.5%
Operating expenses:
  Cost of services                                                 1,669          938     77.9%       4,605       3,652      26.1%
  Cost of equipment sales                                          1,244          578    115.2%       2,871       2,031      41.4%
  Selling, general and administrative                              2,711        1,495     81.3%       7,070       5,422      30.4%
  Depreciation and amortization                                    1,390          572    143.0%       3,079       2,089      47.4%
    Total operating expenses                                       7,014        3,583     95.8%      17,625      13,194      33.6%
Operating income (loss)                                               68          329    (79.3%)      1,811       2,289     (20.9%)
Interest expense                                                     303          204     48.5%         900         856       5.1%
Minority interest expense                                             (2)          17    (111.8%)        86         101     (14.9%)
Equity in net income (loss) of affiliates                            (97)         (88)    10.2%        (390)       (323)     20.7%
Other income (expense), net                                           11            4    175.0%          16          41     (61.0%)
Income (loss) before income tax and cum. effect of acctng. chg.     (319)          24       NM          451       1,050     (57.0%)
Provision (benefit) for income taxes                                 (32)           8       NM          (28)         28     (200.0%)
Income (loss) before cumulative effect of accounting change         (287)          16       NM          479       1,022     (53.1%)


SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                                      QUARTER ENDED                         YEAR TO DATE
                                                          12/31/2004  -------------            12/31/2004   ------------
                                                         (NORMALIZED)  12/31/2003   % CHANGE   (NORMALIZED)  12/31/2003   % CHANGE
                                                          ----------   ----------   --------   ----------    ----------   --------
OIBDA (1)                                                $  1,458      $    901       61.8%    $  4,890      $  4,378        11.7%
OIBDA margin (2)                                             23.2%         25.5%      -230 BP      28.0%         30.8%       -280 BP
Total Cellular/PCS Customers (3)**                         49,109        24,027      104.4%      49,109        24,027       104.4%
Net Customer Additions - Cellular/PCS **                    1,713           642      166.8%       3,352         2,116        58.4%
M&A Activity, Partitioned Customers and/or Other Adjs.**   21,724            --                  21,730           (14)
Churn - Cellular/PCS (4)**                                    2.6%          2.8%       -20 BP        2.7%          2.7%         0 BP
ARPU - Cellular/PCS (5)**                                $  49.22      $  49.03        0.4%    $  49.30      $  51.32       (3.9%)
Minutes Of Use Per Cellular/PCS Subscriber**                  526           475       10.7%         520           446        16.6%
Licensed POPs - Cellular/PCS (6)**                            290           236                     290           236
Penetration - Cellular/PCS (7)**                             17.2%         10.8%                   17.2%         10.8%


RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                                    QUARTER ENDED                        YEAR TO DATE
                                                        12/31/2004  -------------            12/31/2004  ------------
                                                       (NORMALIZED)  12/31/2003   % CHANGE   (NORMALIZED) 12/31/2003   % CHANGE
                                                        ----------   ----------   --------   ----------   ----------    --------
Income (loss) before cumulative effect of accounting
change                                                     (287)           16          NM          479        1,022       (53.1%)
  Plus:  Interest expense                                   303           204        48.5%         900          856         5.1%
  Plus:  Minority interest expense                           (2)           17      (111.8%)        86          101       (14.9%)
  Plus:  Equity in net loss of affiliates                    97            88        10.2%         390          323        20.7%
  Plus:  Other, net                                         (11)           (4)      175.0%         (16)         (41)      (61.0%)
  Plus:  Provision (benefit) for income taxes               (32)            8          NM          (28)          28      (200.0%)
                                                        -------       -------                  -------     --------
Operating income (loss)                                      68           329       (79.3%)      1,811        2,289       (20.9%)
  Plus:  Depreciation and amortization                    1,390           572       143.0%       3,079        2,089        47.4%
                                                        -------       -------                  -------     --------
OIBDA  (1)                                              $ 1,458       $   901        61.8%     $ 4,890      $ 4,378        11.7%

OIBDA margin before normalization (2)                      19.3%         25.5%       -620 BP      26.3%        30.8%       -450 BP
  Plus:  OIBDA margin, merger integration expenses          3.9%           --                      1.6%          --
OIBDA MARGIN *                                             23.2%         25.5%       -230 BP      28.0%        30.8%       -280 BP


*    OIBDA margin percentages do not sum due to rounding.

** Metrics and calculations are not impacted by the 4Q04 and YTD 2004 normalization of merger integration costs.

Tabular references on this page have been added to clarify presentation on Cingular's website and attachments to its press release.

In an effort to be consistent with emerging industry practices, the income statement for all periods presented reflects billings to our customers for the Universal Service Fund (USF) and other regulatory fees as "Service revenues" and the related payments into the associated regulatory funds as "Cost of services" expenses. Operating income and net income for all periods have been unaffected.

Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
  (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.
2 OIBDA margin is defined as OIBDA divided by service revenues only.
3 Cellular/PCS customers include customers served through reseller agreements.
4 Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.
5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.
6 Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.
7 Penetration calculation for 4Q04 is based on licensed "operational" POP's of 286 million.

     CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)

                                      3/31/2002     6/30/2002     9/30/2002     12/31/2002    3/31/2003     6/30/2003     9/30/2003
                                      ---------     ---------     ---------     ----------    ---------     ---------     ---------
Operating revenues:
  Service revenues                     $ 3,360       $ 3,535       $ 3,567       $ 3,460       $ 3,394       $ 3,619       $ 3,676
  Equipment sales                          227           256           254           244           244           255           383
    Total operating revenues             3,587         3,791         3,821         3,704         3,638         3,874         4,059
Operating expenses:
  Cost of services                         767           831           929         1,044           821           890         1,003
  Cost of equipment sales                  404           408           362           361           396           451           606
  Selling, general and
    administrative                       1,299         1,375         1,436         1,316         1,217         1,269         1,441
  Depreciation and amortization            450           455           478           467           488           508           521
    Total operating expenses             2,920         3,069         3,205         3,188         2,922         3,118         3,571
Operating income (loss)                    667           722           616           516           716           756           488
Interest expense                           225           221           233           232           225           230           197
Minority interest expense                   31            34            27            31            24            35            25
Equity in net income (loss) of
  affiliates                               (58)          (67)          (64)          (76)          (72)          (76)          (87)
Other income (expense), net                 19            (1)            4             7            26             7             4
Income (loss) before income tax
  and cum. effect of acctng. chg.          372           399           296           184           421           422           183
Provision (benefit) for income
  taxes                                      2             4             3             3             2            12             6
Income (loss) before cumulative
  effect of accounting change              370           395           293           181           419           410           177

                                         12/31/2003    3/31/2004      6/30/2004     9/30/2004     12/31/2004
                                         ----------    ---------      ---------     ---------     ----------
Operating revenues:
  Service revenues                         $ 3,534       $ 3,558       $ 3,801       $ 3,838       $ 6,276
  Equipment sales                              378           384           354           419           806
    Total operating revenues                 3,912         3,942         4,155         4,257         7,082
Operating expenses:
  Cost of services                             938           922           943         1,072         1,676
  Cost of equipment sales                      578           537           505           585         1,247
  Selling, general and
    administrative                           1,495         1,372         1,462         1,567         2,946
  Depreciation and amortization                572           552           565           572         1,390
    Total operating expenses                 3,583         3,383         3,475         3,796         7,259
Operating income (loss)                        329           559           680           461          (177)
Interest expense                               204           198           199           200           303
Minority interest expense                       17            27            41            20            (2)
Equity in net income (loss) of
  affiliates                                   (88)         (105)          (92)          (96)          (97)
Other income (expense), net                      4             4             1            --            11
Income (loss) before income tax
  and cum. effect of acctng. chg.               24           233           349           145          (564)
Provision (benefit) for income
  taxes                                          8             6            (2)           --           (67)
Income (loss) before cumulative
  effect of accounting change                   16           227           351           145          (497)


SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                           3/31/2002       6/30/2002      9/30/2002       12/31/2002      3/31/2003
                                                           ---------       ---------      ---------       ----------      ---------
OIBDA (1)                                                  $  1,117        $  1,177       $  1,094        $    983        $  1,204
OIBDA margin (2)                                               33.2%           33.3%          30.7%           28.4%           35.5%
Total Cellular/PCS Customers (3)                             21,830          22,183         22,076          21,925          22,114
Net Customer Additions - Cellular/PCS                           234             353           (107)           (121)            189
M&A Activity, Partitioned Customers and/or Other Adjs.           (1)             --             --             (31)             --
Churn - Cellular/PCS (4)                                        2.9%            2.7%           3.0%            2.7%            2.6%
ARPU - Cellular/PCS (5)                                    $  51.11        $  52.76       $  52.81        $  51.84        $  50.76
Minutes Of Use Per Cellular/PCS Subscriber                      355             398            399             406             405
Licensed POPs - Cellular/PCS (6)                                219             219            219             219             235
Penetration - Cellular/PCS (7)                                 11.1%           11.2%          10.2%           10.1%           10.0%
Total Cingular Interactive Customers                            765             788            801             817             835
Net Customer Additions - Cingular Interactive                    31              23             14              16              18

                                                           6/30/2003       9/30/2003     12/31/2003      3/31/2004       6/30/2004
                                                           ---------       ---------     ----------      ---------       ---------
OIBDA (1)                                                  $  1,264        $  1,009       $    901       $  1,111        $  1,245
OIBDA margin (2)                                               34.9%           27.4%          25.5%          31.2%           32.8%
Total Cellular/PCS Customers (3)                             22,640          23,385         24,027         24,618          25,044
Net Customer Additions - Cellular/PCS                           540             745            642            554             428
M&A Activity, Partitioned Customers and/or Other Adjs.          (14)             --             --             37              (2)
Churn - Cellular/PCS (4)                                        2.5%            2.8%           2.8%           2.7%            2.7%
ARPU - Cellular/PCS (5)                                    $  53.12        $  52.43       $  49.03       $  47.95        $  50.32
Minutes Of Use Per Cellular/PCS Subscriber                      445             456            475            488             523
Licensed POPs - Cellular/PCS (6)                                236             236            236            240             243
Penetration - Cellular/PCS (7)                                 10.2%           10.6%          10.8%          10.9%           11.1%
Total Cingular Interactive Customers                            788             788            789            768             735
Net Customer Additions - Cingular Interactive                   (47)             --              1            (21)            (33)

                                                             9/30/2004      12/31/2004
                                                             ---------      ----------
OIBDA (1)                                                    $  1,033        $  1,213
OIBDA margin (2)                                                 26.9%           19.3%
Total Cellular/PCS Customers (3)                               25,672          49,109
Net Customer Additions - Cellular/PCS                             657           1,713
M&A Activity, Partitioned Customers and/or Other Adjs.            (29)         21,724
Churn - Cellular/PCS (4)                                          2.8%            2.6%
ARPU - Cellular/PCS (5)                                      $  49.78        $  49.22
Minutes Of Use Per Cellular/PCS Subscriber                        537             526
Licensed POPs - Cellular/PCS (6)                                  243             290
Penetration - Cellular/PCS (7)                                   11.4%           17.2%
Total Cingular Interactive Customers                              653              NA
Net Customer Additions - Cingular Interactive                     (82)             NA


RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                                 3/31/2002    6/30/2002    9/30/2002     12/31/2002    3/31/2003
                                                                 ---------    ---------    ---------     ----------    ---------
Income (loss) before cumulative effect of accounting change          370           395          293           181           419
  Plus:  Interest expense                                            225           221          233           232           225
  Plus:  Minority interest expense                                    31            34           27            31            24
  Plus:  Equity in net loss of affiliates                             58            67           64            76            72
  Plus:  Other, net                                                  (19)            1           (4)           (7)          (26)
  Plus:  Provision (benefit) for income taxes                          2             4            3             3             2
                                                                 -------       -------      -------       -------       -------
Operating income (loss)                                              667           722          616           516           716
  Plus:  Depreciation and amortization                               450           455          478           467           488
                                                                 -------       -------      -------       -------       -------
OIBDA (1)                                                        $ 1,117       $ 1,177      $ 1,094       $   983       $ 1,204

                                                                  6/30/2003     9/30/2003     12/31/2003    3/31/2004     6/30/2004
                                                                  ---------     ---------     ----------    ---------     ---------
Income (loss) before cumulative effect of accounting change           410           177            16           227           351
  Plus:  Interest expense                                             230           197           204           198           199
  Plus:  Minority interest expense                                     35            25            17            27            41
  Plus:  Equity in net loss of affiliates                              76            87            88           105            92
  Plus:  Other, net                                                    (7)           (4)           (4)           (4)           (1)
  Plus:  Provision (benefit) for income taxes                          12             6             8             6            (2)
                                                                  -------       -------       -------       -------       -------
Operating income (loss)                                               756           488           329           559           680
  Plus:  Depreciation and amortization                                508           521           572           552           565
                                                                  -------       -------       -------       -------       -------
OIBDA (1)                                                         $ 1,264       $ 1,009       $   901       $ 1,111       $ 1,245

                                                                    9/30/2004      12/31/2004
                                                                    ---------      ----------
Income (loss) before cumulative effect of accounting change              145         (497)
  Plus:  Interest expense                                                200          303
  Plus:  Minority interest expense                                        20           (2)
  Plus:  Equity in net loss of affiliates                                 96           97
  Plus:  Other, net                                                       --          (11)
  Plus:  Provision (benefit) for income taxes                             --          (67)
                                                                     -------      -------
Operating income (loss)                                                  461         (177)
  Plus:  Depreciation and amortization                                   572        1,390
                                                                     -------      -------
OIBDA (1)                                                            $ 1,033      $ 1,213

In an effort to be consistent with emerging industry practices, the income statement for all periods presented reflects billings to our customers for the Universal Service Fund (USF) and other regulatory fees as "Service revenues" and the related payments into the associated regulatory funds as "Cost of services" expenses. Operating income and net income for all periods have been unaffected.

Notes:

(1) OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
     (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

(2)  OIBDA margin is defined as OIBDA divided by service revenues only.

(3) Cellular/PCS customers include customers served through reseller agreements.

(4) Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

(5) ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

(6) Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service. 7 Penetration calculation for 4Q04 is based on licensed "operational" POP's of 286 million.

(7) Penetration calculation for 4Q04 is based on licensed "operational" POP's of 286 million.

CINGULAR WIRELESS LLC BALANCE SHEET - amounts in millions (unaudited)

                                               12/31/2004  12/31/2003   INCR(DECR)   % + / -
                                               ----------  ----------   ----------   -------
                                                            (audited)
ASSETS
Current assets:
 Cash and cash equivalents                          435       1,139         (704)     (61.8%)
 Accounts receivable - net of allowance for
  doubtful accounts                               3,448       1,592        1,856      116.6%
 Inventories                                        690         273          417      152.7%
 Prepaid expenses and other current assets        1,016         296          720      243.2%
                                                 ------      ------       ------     ------
  TOTAL CURRENT ASSETS                            5,589       3,300        2,289       69.4%
Property, plant and equipment - net              21,950      10,939       11,011      100.7%
Intangible assets - net                          51,346       8,773       42,573      485.3%
Other assets                                      3,399       2,514          885       35.2%
                                                 ------      ------       ------     ------
   TOTAL ASSETS                                  82,284      25,526       56,758      222.4%

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
 Debt maturing within one year                    2,158          95        2,063     2171.6%
 Accounts payable and accrued liabilities         5,855       3,092        2,763       89.4%
                                                 ------      ------       ------     ------
  TOTAL CURRENT LIABILITIES                       8,013       3,187        4,826      151.4%
Long-term debt to affiliates                      9,628       9,678          (50)      (0.5%)
Long-term debt to external parties               14,229       2,914       11,315      388.3%
                                                 ------      ------       ------     ------
  TOTAL LONG-TERM DEBT                           23,857      12,592       11,265       89.5%
Other noncurrent liabilities                      5,108         604        4,504      745.7%
Minority interests in consolidated entities         609         659          (50)      (7.6%)
Members' capital                                 44,697       8,484       36,213      426.8%
                                                 ------      ------       ------     ------
   TOTAL LIABILITIES AND MEMBERS' CAPITAL        82,284      25,526       56,758      222.4%
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